CERTIFICATE OF AMENDMENT

                     TO THE ARTICLES OF INCORPORATION OF

                   UNITED STATES INDEMNITY & CASUALTY, INC.

     We, the undersigned, Efraim Donitz, President, and Nelson Colvin, Secretary, of United States Indemnity & Casualty, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                      I

     The name of the Corporation is United States Indemnity & Casualty, Inc.

                                      II

     The following amendments to the Articles of Incorporation of the Corporation was duly adopted by Board of Directors and the written consent of stockholders of the Corporation owning in excess of a majority of the outstanding voting securities of the Corporation on January 11, 2000, pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes:

                                  ARTICLE I

     The name of the corporation is "Birch Financial, Inc."

                                  ARTICLE V


     The aggregate number of shares which the corporation shall have authority to issue is 63,000,000 shares of common voting stock with a par value of $0.01 per share. Such shares shall be non-assessable and shall not have preemptive rights. Shareholders shall not be allowed to accumulate their votes.

                                     III

     The number of shares entitled to vote on the amendment was 529,100.

                                      IV

     The number of shares voted in favor of the amendment was 430,000 with none opposing and none abstaining.

     IN WITNESS THEREOF, the undersigned officers of the Corporation, certifying that the foregoing is true and correct under penalty of perjury, have set their hands this 11th day of January, 2000.

                              /s/ Efriam Donitz
                              -------------------------------
                              Efraim Donitz, President


                              /s/ Nelson Colvin
                              -------------------------------
                              Nelson Colvin, Secretary